                                                                    EXHIBIT 99.2



                                 PRESS RELEASE
                                 -------------

                    CONNECT ANNOUNCES MANAGEMENT RESTRUCTURE


MOUNTAIN VIEW, Calif., April 2, 1998--CONNECT, Inc. (NASDAQ: CNKT) today announced that Craig Norris, former executive vice president at CONNECT, has been appointed president and chief executive officer. Mr. Norris has also been appointed to the Company's board of directors, filling a vacancy left by Richard Weening who resigned on March 31, 1998. Gordon Bridge will remain chairman of CONNECT's board of directors, where he will focus on investor relations and further developing the Company's strategic partner programs. It was also announced today that Bart Foster, executive vice president of Sales and Marketing, will be leaving CONNECT in order to pursue other interests.

"The appointment of Craig Norris as CEO will provide a greater focus on CONNECT's overall operations, and will allow me to dedicate my time to a focused set of key Company objectives," said Gordon Bridge, chairman of CONNECT. "It is comforting to me and a real benefit to the Company to be able to pass the day-to-day responsibilities to Craig, a respected colleague and friend. Over the two-plus years he has been with the Company, Craig has shown a real passion for customer-related issues and has demonstrated excellent operational skills. In his new role as president and CEO, he now has the mandate to leverage these skills and abilities across the entire organization."

Added Bridge, "We are all sorry to see Bart Foster leave the Company. He has made significant contributions over the past two years, and remains a friend to the Company. We wish him the best in his new endeavors."

CONNECT Announces Management Restructure, Page 2

Craig Norris has been an executive vice president at CONNECT since January of 1996, and has managed the Company's services and operations since that time.

"I am pleased to have been appointed to this critical leadership role, and look forward to the opportunities and challenges it presents," said Craig Norris. "I am confident that my experience in the field working to ensure our customers' success, always one of CONNECT's strengths, has uniquely equipped me to handle the current challenges facing the Company. We are confident that the Company's superior products and services are properly focused on the requirements of this emerging market, and feel well-positioned to take advantage of the rapid growth anticipated for the electronic commerce market."

As part of the management restructure, Amanda Reed, vice president of Business Development, will become acting vice president of Marketing, until the return of Celine Schmidek from maternity leave. The following executives, who will report to Craig Norris, will remain in their current capacities: Ken Ross, executive vice president and chief technical officer; Joe Girata, chief financial officer; Steve Potts, vice president of Sales, and Lucy Hoger, vice president of Professional Services. CONNECT is also pleased to announce the promotion of Pia Chamberlain, who will report to Ken Ross, to the newly created position of vice president of Engineering and Support.

ABOUT CONNECT, INC.

CONNECT provides enterprise-class software for Internet-based electronic commerce. CONNECT's award-winning OrderStream and PurchaseStream applications allow global companies to automate order capture, improve customer service, and streamline distribution and demand chain processes. CONNECT's end-to-end software solutions are designed to reduce the time and overall cost for businesses to implement and maintain a secure sales, marketing, purchasing and order capture capability on the

World Wide Web. For more information, call 800-262-2638 or access the CONNECT Web site at www.connectinc.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, without limitation, those mentioned in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's ability to implement its products, acceptance by the marketplace of the Company's products and services and the Company's ability to develop new products and services.

OrderStream and PurchaseStream are trademarks of CONNECT, Inc. CONNECT is a registered service mark of CONNECT, Inc. All other trademarks are property of their respective holders.

                                      ###

Media contacts:
Samantha Moore                                Jeff Goldman
CONNECT, Inc.                                 Schwartz Communications, Inc.
650-254-4016                                  415-512-0770
semoore@connectinc.com                        jeffg@schwartz-pr.com